EX 99.28 (h)(5)(iii)

Amendment to the
Amended and Restated Sub –Administration and
Fund Accounting Services Agreement Between
Curian Capital, LLC and Jackson Fund Services

This Amendment is made by and between Curian Capital, LLC, a Michigan limited liability company (“Curian” or “Administrator”), and Jackson Fund Services (“JFS” or “Sub-Administrator”), a division of Jackson National Asset Management, LLC, a Michigan limited liability company.

Whereas, the Administrator and Sub-Administrator entered into an Amended and Restated Sub-Administration and Fund Accounting Services Agreement dated July 1, 2013 (“Agreement”).

Whereas, under the terms of the Agreement, Curian appointed JFS to provide fund accounting and administrative services, as set forth on Exhibit A of the Agreement, to the Funds of Curian Variable Series Trust.

Whereas, under the terms of the Agreement, Curian appointed JFS to provide fund accounting and administrative services to the Funds of Curian Variable Series Trust, as set forth on Exhibit B of the Agreement.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to add the following service under the heading “Fund Accounting”:

•
Provide the net asset values to Jackson National Life Insurance Company and Jackson National Life Insurance Company of New York, as shareholders of the Funds of Curian Variable Series Trust, in accordance with the requirements of CFTC Regulation 4.12(c)(3)(ii) as a result of Curian’s registration with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator;

Whereas, the parties have agreed to amend Exhibit B of the Agreement to add the following new Fund (“New Fund”), to amend the name of the following Fund (“Fund Name Change”), and to remove the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund:

New Fund (effective April 28, 2014)
1)       Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund; and

Fund Name Change (effective April 28, 2014)
1)       From: Curian/Urdang International REIT Fund
          To: Curian/CenterSquare International REIT Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.    Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.    Exhibit B to the Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.

3.    Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the parties have caused this Amendment to be executed as of February 26, 2014 effective as of April 28, 2014.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:	Curian Capital, LLC

/s/ Bonnie Howe	By:	/s/ Michael A. Bell
Bonnie Howe	Name:	Michael A. Bell
	Title:	President and Chief Executive Officer

Attest:	Jackson Fund Services, a division of Jackson National Asset Management, LLC

/s/ Kallie L. Thomas	By:	/s/ Mark D. Nerud
Kallie L. Thomas	Name:	Mark D. Nerud
	Title:	President and CEO

Exhibit A

Duties and Responsibilities:

Fund Officers:
•	Provide qualified officers to each Fund, including Chief Financial Officer (CFO) & Treasurer and Secretary; and
•	Provide Principal Financial Officer (PFO) for Fund Sarbanes-Oxley certifications.

Fund Accounting:
•	Maintain portfolio records on a trade date basis using security trade information communicated from each Fund’s investment adviser;
•	Maintain a general ledger and other accounts, books, and financial records for each Fund in the form as agreed upon;
•	Determine the net asset value on a daily basis according to each Fund’s accounting policies provided to JFS;
•
Provide the net asset values to Jackson National Life Insurance Company and Jackson National Life Insurance Company of New York, as shareholders of the Funds of Curian Variable Series Trust, in accordance with the requirements of CFTC Regulation 4.12(c)(3)(ii) as a result of Curian’s registration with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator;

•	Daily reconciliation of cash and securities to the Funds’ custodian;
•	Daily reconciliation of capital shares and transactions to the Funds’ transfer agent;
•	Daily reconciliation of shares to the each Fund’s investment adviser; and
•	Determine dividends and other distributions.

Fund Administration:
•
Prepare and file organizational documents for the Funds in the state of organization, maintain and file any updates to such documents, file any required state filings (such as annual form MT-1 in Massachusetts);

•	Prepare and file annual and semi-annual reports;
•	Prepare and file Forms N-Q, N-SAR, N-PX, N-CSR and 24f-2 with the Securities and Exchange Commission; maintain filings calendar;
•	Draft and coordinate initial registration, prospectus and statement of additional information updates, review and file documents via EDGAR;
•	Coordinate the printing and mailing of required disclosure to the owners of variable annuity contracts or variable life insurance policies with account values allocated to the Fund (“Contractowners”);
•	Prepare each Fund’s budget, review invoices and process payments;
•	Coordinate annual audit by Funds’ independent public accountants and any regulatory inspections or inquiries;
•	Prepare and file federal income and excise tax returns;
•	Provide tax information for year-end tax reporting;
•	Calculate each Fund’s performance;
•	Coordinate participation in class action lawsuits (but the class actions are administered by the Funds’ custodian pursuant to a separate fee schedule in the custody agreement); and
•	Maintain all records of the Trust required to be maintained under the 1940 Act or other applicable law.

Board Support:
•	Prepare Board agenda and materials, attend and record minutes of meetings, including initial organizational materials; and
•	Obtain fidelity bond and D&O insurance coverage.

  Compliance Support:
•
Monitor the investment adviser’s compliance with (1) the 1940 Act requirements as it relates to the Funds, (2) the restrictions under Section 817(h) of the Internal Revenue Code, as amended, and the regulations thereunder that are imposed on the separate accounts that invest in the Funds and thus must be complied with by the Funds, and (3) each Fund’s policies and limitations;

A-1

•	Create and maintain each Fund’s compliance policies and procedures; and
•	Prepare applicable substantial shareholder reporting.
Service Provider Oversight:
•	Oversee and coordinate other service providers, including custodian, securities lending agent etc., and (subject to the oversight of the Trust’s investment adviser), the sub-advisers.

A-2

Exhibit B
List of Funds as of April 28, 2014

Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Conservative Fund
Curian Guidance – Institutional Alt 100 Moderate Fund
Curian Guidance – Institutional Alt 100 Growth Fund
Curian Guidance – International Opportunities Conservative Fund
Curian Guidance – International Opportunities Moderate Fund
Curian Guidance – International Opportunities Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Real Assets Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Global Growth Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/CenterSquare International REIT Fund
Curian/DFA U.S. Micro Cap Fund
Curian/DoubleLine Total Return Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian Focused International Equity Fund
Curian Focused U.S. Equity Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund
Curian/The Boston Company Equity Income Fund

B-1

Curian/T. Rowe Price Capital Appreciation Fund
Curian/UBS Global Long Short Fixed Income Opportunities Fund
Curian/Van Eck International Gold Fund

B-2